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                                                                     Exhibit 23.
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Green Tree Financial Corporation:


We consent to incorporation by reference of our report dated January 24, 1997, relating to the consolidated balance sheets of Green Tree Financial Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Form 10-K of Green Tree Financial Corporation, in the following Registration Statements of Green Tree Financial Corporation; No. 2-88293 on Form S-8, No. 33-26498 on Form S-8/S-3, No. 33-60541 on Form S-8/S-3,
No. 33-51804 on Form S-3, No. 33-64185 on Form S-3, No. 33-64183 on Form S-3,
No. 333-18343 on Form S-3, No. 333-20335 on Form S-3, No. 333-15437 on Form S-3
and No. 333-21191 on Form S-8/S-3.


Minneapolis, Minnesota
March 11, 1997


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